Exhibit 10.1
RETIREMENT PLAN COMMITTEE ACTION

The undersigned, being all of the members of the Perrigo Company Retirement Plan Committee, do hereby take the following action by unanimous written consent:

WHEREAS, Perrigo Company (the “Company”) sponsors and maintains the Perrigo Company Nonqualified Deferred Compensation Plan, as amended and restated effective January 1, 2007 (the “Plan”), and as subsequently amended;

WHEREAS, it is now deemed desirable to amend the Plan to allow participants to (i) direct the investment of their Plan accounts in one percent increments instead of five percent increments, and (ii) amend their short-term payout elections, if any;

NOW, THEREFORE, by virtue and in exercise of the amending authority reserved by the Company pursuant to Section 10.2 of the Plan and delegated to this Committee pursuant to Section 11.1 of the Plan, the Plan is hereby amended in the form attached hereto as Exhibit A.

FURTHER, the appropriate officers and employees of the Company are hereby authorized and empowered to take such actions and execute such documents as any of them deem necessary or desirable to implement such amendment of the Plan.

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IN WITNESS WHEREOF, the undersigned have caused this Action to be taken this 10th day of October, 2012.

/s/ Michael Kelly	/s/ Ronald L. Winowiecki
Michael Kelly	Ronald L. Winowiecki

/s/ Stacey Petrey	/s/ Robert F. Withee
Stacey Petrey	Robert F. Withee

EXHIBIT A

AMENDMENT
TO
PERRIGO COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN

WHEREAS, Perrigo Company (the “Company”) maintains the Perrigo Nonqualified Deferred Compensation Plan, as amended and restated effective January 1, 2007 (the “Plan”), and as subsequently amended; and

WHEREAS, it is now deemed desirable to amend the Plan to allow participants to (i) direct the investment of their Plan accounts in one percent increments instead of five percent increments, and (ii) amend their short-term payout elections, if any;

NOW, THEREFORE, by virtue and in exercise of the amending authority reserved by the Company pursuant to Section 10.2 of the Plan and delegated to the Retirement Plan Committee pursuant to Section 11.1 of the Plan, the Plan is hereby amended effective October 10, 2012, as follows:
1.    Section 3.10(b) of the Plan (“Proportionate Allocation”) is hereby amended by deleting the words “five percentage points (5%)” and substituting the following in its place: “one percentage point (1%)”.
2.    Section 4.1 of the Plan (“Short-Term Payout”) is hereby amended by adding the following at the end thereof:
“In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Annual Deferral Amount. The Short-Term Payout shall be in an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.10 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and except as otherwise elected with respect to Annual Deferral Amounts on and after January 1, 2013, the Short-Term Payout shall be made in a lump sum payment. Beginning with the election to defer the Annual Deferral Amount for Plan Year 2013, a Participant may elect to receive a Short-Term Payout in a lump sum or pursuant to an Annual Installment Method of up to five (5) years. In the event that a Participant does not make a valid election of a form of payment for a Short-Term Payout, and unless modified as provided below, such Short-Term Payout shall be paid in a single lump sum. Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out, or with respect to a payment subject to an Annual Installment Method shall begin to be paid out, during a sixty (60) day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least three (3) Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred.

The Participant may subsequently modify his or her election of a Short-Term Payout: (a) with respect to the Plan Year designated for payment, or the beginning of payment, or (b) with respect to the form of payment (e.g. lump sum or Annual Installment Method) to an alternative form of payment allowable under the Plan, or both. Such modification shall be requested by submitting a new Election Form to the Committee; provided, however, that any such new Election Form requesting a modification to an existing Short-Term Payout: (i) shall be submitted at least twelve (12) months in advance of the payment date currently in effect for the Short-Term Payout being modified; (ii) may not become effective for at least twelve (12) months following the date the Committee accepts it; and (iii) shall provide for an additional deferral period that is not less than five (5) years from the payment date applicable to the Short-Term Payout immediately prior to the modification. For purposes of elections to modify Short-Term Payouts, the entitlement to a series of installment payments under an Annual Installment Method is treated as the entitlement to a single payment pursuant to Treasury Regulation 1.409A-2(b)(2)(iii).”
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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 10th day of October, 2012.

PERRIGO COMPANY

By /s/ Ronald L. Winowiecki

Its VP Treasurer

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